SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):   December 31, 2009

TARA MINERALS CORP.

(Name of Small Business Issuer in its charter)

             Nevada

     333-143512

     20-5000381

     (State of incorporation)

(Commission File No.)

  (IRS Employer

Identification No.)

2162 Acorn Court

          Wheaton, IL 60189

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:      (630) 462-2079

N/A

 (Former name if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities

On June 30, 2009 the Company issued Tara Gold Resources Corp. (“Tara Gold”) a Convertible Promissory Note in the principal amount of $1,695,000.  The Note was issued to evidence loans made by Tara Gold to the Company.  The Note was due on June 31, 2011 and bore interest at the rate of prime plus 3.25% per year.  Tara Gold had the option to convert all or any part of the principal amount of the Note, together with any accrued interest, into shares of the Company’s common stock at a conversion price of $0.20 per share.

On December 31, 2009 Tara Gold exercised its option to convert the entire principal amount of the Note, plus accrued interest of $55,088, into 8,750,440 shares of the Company’s common stock.

Tara Gold is the Company’s principal shareholder.  Prior to converting the Note, Tara Gold owned 76% percent of the Company’s common stock.  Subsequent to converting the Note, Tara Gold owned 80% of the Company’s common stock.

The Company relied upon the exemption provided by Section 4(2) of the Securities Act of 1933 with respect to the issuance of the shares to Tara Gold.  Tara Gold acquired the shares for its own account.  The certificate representing the shares to be issued to Tara Gold will bear a restricted legend providing that the shares cannot be sold except pursuant to an effective registration statement or an exemption from registration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   December 31, 2009

TARA MINERALS CORP.

                                                                                       By: /s/ Francis R. Biscan Jr.

         Francis Richard Biscan, Jr., President

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